Exhibit 10.3

AXCELIS TECHNOLOGIES, INC.

2012 Equity Incentive Plan

Non-Qualified Stock Option Certificate

Non-Employee Director Grant Form

Axcelis Technologies, Inc. (the “Company”), a Delaware corporation, hereby grants to the person named below an option to purchase shares of Common Stock, $0.001 par value, of the Company (the “Option”) under and subject to the Company’s 2012 Equity Incentive Plan (the “Plan”) exercisable on the following terms and conditions and those set forth on the reverse side of this certificate:

Name of Optionholder:
Address:

Number of Shares:
Option Price:	$
Date of Grant:	, 20

Exercisability

Schedule:	Subject to the terms on the reverse side, this option shall be exercisable:

after , 20 , as to % of the Number of Shares above,
after , 20 , as to an additional % of the Number of Shares above, after , 20 , as to an additional % of the Number of Shares above, and after , 20 , as to an additional % of the Number of Shares above.

Expiration Date:          , 20     (not later than the 7th anniversary of the Date of Grant)

This Option shall not be treated as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

By acceptance of this Option, the Optionholder agrees to the terms and conditions hereof.

AXCELIS TECHNOLOGIES, INC.	ACCEPTED:

By:
Title:	Name:

Form approved June 18, 2012

AXCELIS TECHNOLOGIES, INC. 2012 EQUITY INCENTIVE PLAN

Non-Qualified Stock Option Terms and Conditions for Non-Employee Directors

1.  Plan Incorporated by Reference.  This Option is issued pursuant to the terms of the 2012 Equity Incentive Plan (the “Plan”) and may be amended as provided in the Plan.  Terms used and not otherwise defined in this certificate have the meanings given to them in the Plan.  This certificate does not set forth all of the terms and conditions of the Plan, which are incorporated herein by reference.  The Board administers the Plan and its determinations regarding the operation of the Plan are final and binding.  Copies of the Plan may be obtained upon written request without charge from the Legal Department of the Company.

2.  Option Price.  The price to be paid for each share of Common Stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

3.  Exercisability Schedule.  This Option may be exercised at any time and from time to time up to the number of shares and in accordance with the exercisability schedule set forth on the face of this certificate, but only for the purchase of whole shares.  This Option may not be exercised as to any shares after the Expiration Date.

4.  Method of Exercise.  To exercise this Option, the Optionholder shall deliver notice to the Company specifying the number of shares being exercised accompanied by payment of the Option Price for such shares in cash or in such other form as the Board may approve, including shares of Common Stock of the Company valued at their Fair Market Value on the date of delivery, or a payment commitment of a financial or brokerage institution.    Upon exercise, the Company may issue a certificate representing the shares purchased under this Option or instruct the Company’s transfer agent to record a book entry relating to such shares

5.  Rights as a Stockholder or as Board Member.  The Optionholder shall not have any rights in respect of shares to which the Option shall not have been exercised and payment made as provided above.  The Optionholder shall not have any rights to continued engagement as a member of the Board of Directors of the Company by virtue of the grant of this Option.

6.  Recapitalization, Mergers, Etc. In the event of a merger or consolidation in which the Company is the surviving corporation or a recapitalization (including a stock split, stock combination or stock dividend) of the Company, the Board in its discretion may adjust the exercise price and number and kind of shares subject to the Option and other terms of the Option in a manner determined by the Committee to equitably reflect such merger, consolidation or recapitalization.  In the case of any recapitalization, stock acquisition, merger, consolidation or other form of corporate transaction in which a company other than the Company is the surviving, continuing, successor or purchasing entity (a “Transaction”), the Board may provide that another party to the Transaction will assume the Award or substitute for any Award a substantially equivalent award.  Awards that are not so assumed or substituted for shall terminate upon the consummation of such Transaction.  In the case of a Transaction in which the stockholders of the Company receive consideration that is all or predominantly cash, the Plan provides for acceleration of exercisability so that the Optionholder may participate in the Transaction or for the payment of the value of the Option to the Optionholder in connection with the consummation of the Transaction.

7.  Option Not Transferable.  This Option is not transferable by the Optionholder otherwise than by will or the laws of descent and distribution or to the extent permitted by the Board.  Subject to the foregoing, this Option is exercisable, during the Optionholder’s lifetime, only by the Optionholder. The Optionholder’s Designated Beneficiary may exercise the Optionholder’s rights to the extent they are exercisable hereunder following the death of the Optionholder.

8.  Exercise of Option after Termination of Board Services.  Termination of the Optionholder’s services as a member of the Board of Directors of the Company (except due to death of the Optionholder) will have no effect on the exercisability of this Option, to the extent exercisable on the date o termination.  In the event of the death of the Optionholder, the right of the Designated Beneficiary to exercise this Option will terminate on the first anniversary of the date of death.  Such post termination exercise period is subject to termination in accordance with Sections 6 or 11 or upon the Expiration Date and may be extended by the Board.  In all events, options that were not exercisable at the time of termination of service as a member of the Board of Directors will terminate on the date of termination of such services.

9.  Compliance with Securities Laws.  It shall be a condition to the Optionholder’s right to purchase shares of Common Stock hereunder that the Company may, in its discretion, require (a) that the shares of Common Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionholder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionholder, or both.  The certificates representing the shares purchased under this Option or book entries relating to such shares may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

10.  Payment of Taxes. The Company shall be entitled to withhold (or secure payment from the Optionholder in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under this Option, and the Company may defer payment of cash or issuance of shares upon exercise of this Option unless indemnified to its satisfaction against any liability for any such tax.

11.  Cancelation and Clawback. The Board may cancel this Option if the Optionholder violates any agreement between the Company and the Optionholder. The Company may also demand reimbursement of any profits received by the Optionholder on exercise of this Option during the twelve (12) month period prior to such non-compliance.  In such case, the Optionholder to return to the Company in cash within ten (10) days after notice from the Company an amount equal to the difference between the Fair Market Value on the date of exercise of the shares acquired and the Option Price paid.